UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 27, 2021

The 4Less Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55089	90-1494749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 W. Mayflower, Las Vegas, NV 89030

(Address of principal executive offices)

Registrant’s telephone number, including area code     (702) 267-6100

not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FLES	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01 Entry into a Material Definitive Agreement

Background

On July 29, 2021, we filed a Form 8-K reporting that on July 27, 2021 we entered into a Common Stock Purchase Agreement (“CSPA”) with Triton Funds, LP, a Delaware limited partnership (“Triton”), giving us the option to sell up to $1,000,000 worth of our common stock to Triton, in increments, pursuant to Purchase Notices that we issue to Triton and filing an S-1 Registration Statement, which S-1 the SEC declared effective on August 13, 2021.

No Further Purchase Notices

On October 20, 2021, our Board of Directors determined not to deliver any Purchase Notices to Triton setting forth the Purchase Notice Shares, which we would have otherwise required Triton to purchase.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Common Stock Purchase Agreement dated July 27, 2021 (previously filed as Exhibit 10.1 on Form 8-K on July 29, 2021)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2021

The 4 Less Group Inc.

By: /s/ Timothy Armes

Timothy Armes

Chief Executive Officer